Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of NexPoint Capital, Inc. of our report dated March 10, 2017, relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

May 11, 2017

Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 7 to Registration Statement (No. 333-196096) on Form N-2 of NexPoint Capital, Inc. of our report dated March 12, 2015, relating to our audit of the financial statements appearing in the Prospectus, which is a part of such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

May 11, 2017